Exhibit 10.1

Summary of the Compensation of the Non-employee Directors of E-Z-EM, Inc.

Monthly Cash Retainers:
All Board Members except Chairman of the Board	$2,000
Chairman of the Board	$3,500

Additional Monthly Cash Retainers:
Audit Committee Chair	$1,000
Compensation Committee Chair	$500
Nominating and Corporate Governance Chair	$500

Board Meeting Fees:
All Board Members except Chairman of the Board	$1,750/meeting (in person), $500 (telephonic)
Chairman of the Board	$3,065/meeting (in person), $875 (telephonic)

Committee Meeting Fees:(1)
Members	$1,000/meeting (in person), $500 (telephonic)
Chairmen	$1,500/meeting (in person), $750 (telephonic)

Equity Grants:
Initial grant to new directors:
Option to purchase 24,000 shares of E-Z-EM common stock

Annual grants to each director:
Option to purchase 4,000 shares (7,000 shares for the Chairman of the Board) of E-Z-EM common stock.
1,000 shares (1,750 shares for the Chairman of the Board) of E-Z-EM common stock

(1)	The Chairman of the Board does not receive meeting fees for any committee on which he serves.